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                                                                   EXHIBIT 10.7

                                   LICENSE AND
                                OPTION AGREEMENT


This License and Option Agreement (the "Agreement"), which shall be effective as of March 22, 2000, is by and between Insight Enterprises, Inc., a Delaware corporation ("Insight"), and Information Management Systems, Inc., a California corporation ("IMS").

In consideration of the mutual promises contained herein, Insight and IMS agree as follow:

A.       DEFINITIONS

         1. "Affiliate" shall mean any person or entity controlling, controlled by or under common control with Insight, any entity in which Insight or any such person or entity has a significant investment and any person or entity whose relationship with Insight or with an Affiliate of Insight is such that it requires access to the Computer Systems of Insight and/or of an Affiliate of Insight, as determined in Insight's sole discretion. Upon any assignment or transfer of one or more licenses, this definition shall be modified automatically so that, for purposes of this definition, "Insight" is deemed also to include each assignee or transferee.

         2. "Computer System" shall be interpreted in its broadest and most comprehensive sense, and shall include but not be limited to host computer systems, networked computer systems, stand-alone systems, terminal emulation products and/or other future variations of similar operating, information processing or data entry systems.

         3. "Software" includes IMS/Basic, Forte and Infoterm software, and various other related variations of such software, all as it may have been, or may be, authored, changed, modified and/or enhanced by Insight or any of its Affiliates.

B.       ACKNOWLEDGMENT OF CURRENT LICENSE

         The parties acknowledge that Insight and its Affiliates currently hold a perpetual license identical in scope to the new license granted in Section C2, for an unlimited number of users, to use the Software in the Computer Systems and operations of Insight and its Affiliates. The parties further acknowledge that part of the business of Insight and its Affiliates includes performing and processing marketing, sales and fulfillment of orders for unrelated third parties which manufacture, market and sell all types of products and services.

C.       LICENSE

         1. License and Option Fee. Upon the execution of this Agreement, Insight shall pay to IMS a one-time fee of $150,000, which shall constitute the total purchase price of the license described in Section C2 and the Option described in Section D1.


                                                    IMS License Option Agreement
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         2. Grant of License. In exchange for the fee described in Section C1,
IMS hereby grants to Insight an additional perpetual, nonexclusive license, which authorizes an unlimited number of users to reproduce, duplicate and use the Software in the Computer Systems and operations of a single corporate family, including Affiliates, provided that such license may be transferred, with or without consideration, either perpetually or temporarily with right of reversion to the transferor, to an entity that is not an Affiliate of Insight. Such license shall include the unrestricted, nonexclusive, company- and Affiliate-wide perpetual license for the owner of the license to copy, author, rewrite, change, alter, substitute, modify, enhance and use the source and executable code in or relating to the Software, and all related documentation, for or in any number or types of Computer Systems utilizing the Software to the extent deemed necessary or appropriate by the owner of the license, in its sole and absolute discretion, for the operations of such owner and/or any of its Affiliates, which operations may include the providing of various types of services to unrelated third parties. Any modifications, developments or enhancements of the source code, executable code or documentation by any owner of a license or its Affiliates shall remain as the property and within the sole control of such owner of the license, and IMS shall have no rights or claims to them whatsoever.

D.       OPTION

         1. Grant of Option. In exchange for the fee described in Section Cl, IMS hereby grants to Insight a 20-year option to purchase an unlimited number of perpetual, nonexclusive licenses, each of which will authorize an unlimited number of users to reproduce, duplicate and use the software in the Computer Systems and operations of a single corporate family, including Affiliates, provided that, once purchased, any such license may be transferred, with or without consideration, either perpetually or temporarily with right of reversion to the transferor, to an entity that is not an Affiliate of Insight. Each such license shall include the unrestricted, nonexclusive, Company- and Affiliate-wide perpetual license for the owner of the license to copy, author, rewrite, change, alter, substitute, modify, enhance and use the source and executable code in or relating to the Software, and all related documentation, for or in any number or types of Computer Systems utilizing the Software to the extent deemed necessary or appropriate by the owner of the license, in its sole and absolute discretion, for the operations of such owner and/or any of its Affiliates, which operations may include the providing of various types of services to unrelated third parties. Any modifications, developments or enhancements of the source code, executable code or documentation by any owner of a license or its Affiliates shall remain as the property and within the sole control of such owner of the license, and IMS shall have no rights or claims to them whatsoever.

         2. Exercise of Option. In order to exercise the option described in Section DI, Insight shall give notice, at anytime or from time to time, on or before March 31, 2020, to IMS of each such exercise, and pay $150,000 to IMS for each license purchased.


                                                    IMS License Option Agreement
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E.       MISCELLANEOUS

         1. Warranty. IMS warrants that it owns all rights necessary for the licensing of the Software as provided in this Agreement. IMS shall indemnify and hold Insight, and all assignees and transferees of existing licenses, the new license granted by Section C2, and all licenses acquired upon exercises of the option described in Section D1, and the successors and assigns of each, harmless from and against any claim of infringement of any patent, copyright or other intellectual property right based upon the Software, provided IMS receives reasonable notice of and the opportunity to defend any such claim. IMS shall defend and settle at its sole expense all suits or proceedings arising out of the foregoing. No settlement which prevents Insight, and all assignees and transferees of the existing license, the new license granted by Section C2, and all licenses acquired upon exercises of the option described in Section D1, and the successors and assigns of each, from continuing to use the Software as provided under this Agreement shall be made without its or their prior written consent. In all events, Insight, and all assignees and transferees of the existing license, the new license granted by Section C2, and all licenses acquired upon exercises of the option described in Section D1, and the successors and assigns of each, shall have the right to participate at its or their own expense in the defense of any such suit or proceeding through counsel of its or their own choosing.

         2. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any previous written or oral agreements between the parties with respect to the subject matter hereof. Any modification or amendment of this Agreement shall be in writing and executed by both parties.

         3. Severability. IMS agrees that if any terms under this Agreement are held unenforceable for any reason or to any extent, such terms shall be reduced or otherwise modified by the Court or arbitrator to the minimum extent necessary to make them valid and enforceable. If any such term or provision cannot be so modified, it shall be severed and the remaining terms and provisions of this Agreement shall be interpreted in such a way as to give maximum validity and enforceability to this Agreement. The remaining terms and provisions hereof shall continue in full force and effect.

         4. Consequential Damages. Other than for breach of warranty of title by IMS, neither party will be liable to the other party (nor to any person claiming rights derived from the other party's rights) for incidental, consequential, special, punitive or exemplary damages of any kind.

         5. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Arizona, irrespective of its choice of law principles. The parties consent to the exclusive jurisdiction of the courts located in Maricopa County, Arizona and waive all objections to this forum.

         6. Prevailing Party. The prevailing party in any dispute regarding this Agreement shall be entitled to receive, in addition to any other remedy or award, reasonable attorneys' fees and costs determined, in the case of litigation, by the court and not a jury.


                                                    IMS License Option Agreement
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         7. Headings. The headings of the Sections of this Agreement are for convenience only and are not to be considered a part of the Agreement or used in determining its meaning.

         8. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the parties, their successors and assigns, and trustees in bankruptcy, whether by operation of law or due to change in ownership or otherwise.

         9. Valid Authority. IMS represents and warrants that it is a corporation, duly organized, validly existing and in good standing under the laws of its state of domicile, and that it has valid authority under its charter documents and is fully authorized and permitted by its board of directors to enter into this Agreement, to execute any and all documentation required herein and to perform the terms of this Agreement. This Agreement is a valid and binding legal obligation of IMS and is enforceable in accordance with its terms. IMS will not enter into any agreement if the execution and/or performance of it would violate or interfere with this Agreement or any right granted hereunder, or have a material adverse effect on Insight.

         10. Independent Entities. IMS and Insight each have separate and independent rights and obligations under this Agreement. Nothing contained herein shall be construed as creating, forming or constituting any agency, partnership, joint venture, merger or consolidation of IMS and Insight for any purpose or in any respect.

         11. Survival of Representations and Warranties. The representations and warranties made herein shall survive the execution of this Agreement unless expressly indicated otherwise.

         12. Counterparts. This Agreement may be executed in any number of counterpart copies, each of which shall be deemed an original but which together shall constitute a single instrument. In providing proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

Each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

INSIGHT ENTERPRISES, INC.,                INFORMATION MANAGEMENT SYSTEMS, INC.,
  a Delaware corporation                  a California corporation


By:                                       By:

Title:                                    Title:


                                                    IMS License Option Agreement
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